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                                                                   Exhibit 10.34

                                                                hannover life re

                                  June 29, 2000

Mr. Thomas P. Clark
Chief Financial Officer
Health Risk Management, Inc.
10900 Hampshire Avenue South
Minneapolis, Minnesota 55438-2306

      RE: Proposed Reinsurance Transaction Between Hannover Life Reassurance Company of America ("HLR US") and HRM Health Plans (PA) (the "Ceding Company"), and Health Risk Management, Inc. (the "Administrator")

Dear Tom:

      Thank you for your interest in entering into a proposed reinsurance transaction with HLR US relating to the reinsurance of the Oaktree Health Plan and PA/Healthmate's Medicaid policies of insurance. This letter confirms certain guidelines and requirements of HLR US with respect to which participation by HLR US in the proposed transaction is subject. This letter constitutes a binding agreement on the part of HLR US, is intended to, and shall create a legally binding commitment and obligation on the part of HLR US and the Ceding Company or the Administrator.

      HLR US will consummate the proposed transaction on a coinsurance funds withheld basis, meaning that the Ceding Company will cede to HLR US reserves and retain assets supporting such reserves, in which case such assets will be placed and held in trust. The trust may be established with a First Union National Bank in Pennsylvania.

      HLR US is a Florida-domiciled reinsurer. Accordingly, all assets to be transferred to and held on the books of HLR US, whether or not transferred and held in trust for the benefit of HLR US, must qualify as admitted assets under Florida insurance laws and must have a book value equal to or greater than the value of reserves relating to policies and contracts intended to be reinsured with HLR US. Assets and reserves should be valued in accordance the statutory accounting practices and procedures permitted or prescribed by the insurance department of the state of domicile of the Ceding Company ("SAP").

      It is HLR US's preference to receive cash rather than non-cash assets. However, non-cash assets may be transferred if (i) they comply with HLR US's investment requirements, (ii) they are valued in accordance with SAP and in manner consistent with this letter, and (iii) their SAP market value is greater than or equal to their book value.

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Mr. Thomas P. Clark
June 29, 2000
Page 2


      The investment committee of Hannover Re, HLR US's parent company, has promulgated investment requirements relating to, among other things, the character and quality of assets to be transferred to HLR US, as well as the method in which such assets may be permissibly invested. The investment requirements must be strictly followed. A copy of the investment requirements is attached for your consideration.

      An outline of the transaction is set forth below

      1. The Business Reinsured. The Ceding Company would cede and transfer to HLR US, and that HLR US would reinsure on a coinsurance funds withheld basis, 33% quota share of the Oaktree Health Plan and PA/Healthmate Medicaid policies insured by the Ceding Company. If, and when, the membership on the Business Reinsured increases by 15% the quota share percentage will reduce to 30%. The Ceding Company will establish a trust account wherein the Ceding Company will deposit SAP asset supporting reserves on the Business Reinsured. The trust account will be established for the sole use and benefit of HLR US and will remain effective for as long as the reinsurance of the Business Reinsured remains effective. At no time will the SAP book value of the assets in the trust account fall below 100% of the then-outstanding reserves under the Business Reinsured. If it does, the Ceding Company must, within 10 days, fund the trust with assets or cash to equal 100% of the then-outstanding reserves.

      2. Effective Date. The effective date of the reinsurance transaction is targeted for June 30, 2000, at 11:59 pm, provided the Ceding Company acquires all necessary or required regulatory approvals and third party consents, if any. HLR US will only be responsible for claims incurred on or after July 1, 2000.

      3. Ceding Allowance. It is anticipated that as part of this reinsurance transaction the Ceding Company will cede to HLR US the Business Reinsured and HLR US will provide to the Ceding Company a ceding allowance of $4,000,000. The ceding allowance will represent the initial loss carryforward ("LCF"), together with all expenses and losses incurred by HLR US under the Business Reinsured, which will accrue interest at a rate per annum equal to 15%. If at any time, the Business Reinsured is negative or not sufficiently profitable to pay the interest accrued during the period on the LCF, then the Ceding Company shall pay HLR US the interest due and accrued for the period minus profits, if any, from the Business Reinsured at the end of each quarter.

      4. Expense Allowances. HLR US will pay the Ceding Company an expense allowance equal to $7.92 per member, per month for administration of the Business Reinsured. HLR US will not be obligated to pay agent commissions and premium taxes. If the loss ratio on the Business Reinsured exceeds 85% then the

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Mr. Thomas P. Clark
June 29, 2000
Page 3


            Expense Allowance will reduce by $1.00, and if loss ratio exceeds 88% then the Expense Allowance will reduce by $2.50.

      5. Recapture; Termination. It is presently contemplated that the Ceding Company will have a right to recapture the Business Reinsured after the first 24 months after the Effective Date. Upon exercise of such right, the Ceding Company will pay to HLR US the outstanding LCF under the reinsurance agreement in an amount sufficient to assure HLR US a 18% return on its investment since the Effective Date. The calculation of such amount will include the provision for target surplus in the amount of 200% of Company Action Level RBC and will be subject to other turns and conditions as are mutually agreeable to the parties. From and after the date of recapture, HLR US shall have no liability under the reinsurance agreement with respect to the recaptured business. HLR US will have the right to terminate reinsurance as to new business and inforce business with 90 days notice on any anniversary date. If the Ceding Company recaptures the Business Reinsured within 24 months after the Effective Date, then, in addition to the recapture calculation above, the Ceding Company shall pay to HLR US an additional recapture fee equal to $25,000 for each and every month that the Business Reinsured is recaptured prior to the end of the 24th month after the Effective Date.

      6. Administration. The Business Reinsured will be administered and serviced by the Administrator, which will also prepare all accountings and settlement reports relating to, among other things, claims, losses, premium, premium taxes and reserves. HLR US will have the right to require a change in the administration of the Business Reinsured if HLR US reasonably believes that the Administrator has failed or refused to perform reasonably all administration functions or has become financially impaired, in which case the Ceding Company will engage another Administrator satisfactory to HLR US to perform administration and will cause, at the Ceding Company's expense, to deliver to the replacement administrator all reports, records, documents, instruments, files and other information regarding the Business Reinsured necessary or required to perform administration of the Business Reinsured.

      7. Experience Refund. Once the initial Ceding Allowance plus interest at a rate per annum equal to 15% is repaid in full, HLR US shall pay the Ceding Company an Experience Refund equal to 80% of the Distributable Profits. Distributable Profits equals premium income less any adjustment minus paid claims, and applicable Expense Allowance paid by HLR US to the Ceding Company.

      8. Reserves. The Ceding Company will represent to HLR US the amount of SAP reserves relating to the Business Reinsured as of the Effective Date and will transfer to HLR US assets with a market value equal to or greater than the value

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Mr. Thomas P. Clark
June 29, 2000
Page 4


            of such SAP reserves. The assets must conform with HLR US's investment requirements and will be deposited in a trust account established by the Ceding Company for the sole use and benefit of HLR US. HLR US will not be responsible for any short-fund in reserves.

      9. Premium. The Ceding Company will represent to HLR US the amount of annualized premium relating to the Business Reinsured as of the Effective Date.

      10. Rate Increase. It is the responsibility of the Ceding Company to file for rate increases on timely basis. HLR US's pricing assumptions with respect to the proposed transaction contemplate such filings, and the belief that such filings will be made is a material inducement to HLR US agreeing so consider the proposed transaction. Accordingly, failure to make such filings will result in a material breach of the reinsurance agreement and may be grounds for termination of the agreement as to all of the Business Reinsured.

      11. Confidentiality. All information delivered to and from HLR US and delivered to and from the Ceding Company or the Administrator shall be delivered, received and maintained in the strictest confidence and may not be used by a party without the express written consent of the party disclosing the information. All such information may not be disclosed to any other person, firm, corporation or entity, except those officers, employees and representatives of the parties who have a need to know such information, without the express written consent of the party disclosing the information.

      Tom, we understand that time is of the essence in this project and that your team will provide their efforts as needed. We, too, are committed to use all resources necessary to ensure efficient and effective progress of the transaction. During the course of the next few days it is expected that issues for both the Ceding Company and HLR US will arise. Be assured that we will deal with the transaction in good faith and use our best efforts to reach a mutually satisfactory accommodation.

      If this letter correctly reflects your understanding of the transaction, please indicate by signing this letter below. If you have any comments or questions, please do not hesitate to contact me.

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Mr. Thomas P. Clark
June 29, 2000
Page 5


                                        Very truly yours,


                                        /s/ Victor E. Castellanos

                                        Victor E. Castellanos
                                        Vice President

VC;sn
Enclosure
cc: Mr. William W. Walker
    Mr. Bill Pyatt
    Peter Schaefer
    Mr. Steve Najjar

ACCEPTED AND APPROVED:

HRM HEALTH PLANS (PA), INC.


By: /s/ Thomas P. Clark
    -------------------------------

Title: CFO
       ----------------------------

Dare: June 30, 2000
      -----------------------------

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Mr. Thomas P. Clark
June 29, 2000
Page 6


                  HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

                               Investment Policy

I.    General

      These investment guidelines are developed under the premise that HLR US will continue to depend upon a steady, secure and calculable income generated by its invested assets to meet cash flow needs, thus necessitating a well balanced, low risk portfolio. However, growth is also important in order to guarantee maintenance of principal and to increase the future value of the portfolio. The purpose of these investment guidelines is to assure and secure a steady investment income stream while allowing for growth within the portfolio.

      HLR US's management expects a controlled growth in HLR US's underwriting activities over the next several years producing a positive cash flow. The funds to be invested will be generated by underwriting, as well as investment activities.

      The basic underlying strategy will, therefore, be a core portfolio of buy and hold positions, as well as, a percentage of trading vehicles in order to better take advantage of market cycles. Appreciation in the core portfolio will be recognized from time to time if considered advantageous by the Investment Committee.

II.   Objectives

      The following objectives, ranked by priority, should be accomplished:

      1. The investments should be secured. To provide safety of principal and interest, investment instruments have to be of high quality.

      2.    A high return on investment on an after tax basis.

      3. The portfolio has to be well diversified by category as well as by issuer.

III.  Investment Restrictions

      1. All executed investment transactions have to comply with the regulatory restrictions imposed by the Florida Insurance Laws and any other applicable regulatory requirements. The attached exhibit of eligible investments specified by the Florida Statutes form an integral part of these guidelines.

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Mr. Thomas P. Clark
June 29, 2000
Page 7


      2. All investment transactions must be reviewed, approved and ratified quarterly by the Investment Committee or the Board of Directors.

      3. Investments in real estate, acquisition of stocks representing an equity interest of 5% or more, and capital contributions to subsidiaries require the prior written approval of the Boards of Directors.

      4. Investments will be denominated in US-$ only. Investments in foreign currencies or in debt instruments located outside the United States require the prior approval of the Board of Directors. (Exception:
            See Convertible Bond Investment Guidelines).

      5. Investments must be listed with the SVO of the NAIC. If a given security is not listed at the time of purchase, HLR US is responsible for applying for listing prior to the current quarter's end.

      6. No MBS derivatives (defined as inverse-floaters, interest only strips and/or residuals) will be permitted in the portfolio.

IV.   Portfolio Guidelines

      1.    Duration

            Portfolio duration must equal liability duration (plus or minus) .5 years (liability duration to be determined through a duration/convexity study to be performed by the Company). Current liability duration is assumed to be approximately 5.

      2.    Convexity

            Portfolio convexity should be maximized to a level as close as possible to that of the liabilities, not to fall below -1.0.

      3.    Credit

            Overall portfolio credit quality must be equal to or greater than AA/AA. Individual securities must be rated at least investment grade (Baa3/BBB) with no more than 10% overall permitted in the BBB (NAIC
            2) category. At least 40% of the portfolio must be invested in U.S. Government, U.S. Government guaranteed or U.S. Government Agency issues with at least 20% invested in U.S. Treasury securities.

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Mr. Thomas P. Clark
June 29, 2C00
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            An exception to this shall be the convertible securities which shall have a minimum average quality of BBB- and shall not be included in the 10% overall limitation of BBBs mentioned in the above paragraph.

      4.    Liquidity

            At least 40% of the portfolio must be invested in highly liquid securities defined as follows:

            o     U.S. Treasury Bonds
            o     U.S. Agency Debentures
            o     GNMA Pass-Througb Pools
            o     FNMA, FHLMC Pass-Through Pools

V.    Diversification

            No more than 40% of the portfolio will be permitted in any one of the following categories:

            o     U.S. Government Agency Debentures
            o Mortgage Barked Securities (CMOs, CMBS, and pass-through pools combined)
            o     Corporate Bonds

            No more than 20% of the portfolio will be permitted in any of the following categories:

            o     Municipal Bonds
            o     Private Placement Bonds

            No more than 15% of the portfolio will be permitted in any of the following categories:

            o     Preferred Stocks
            o     Asset Backed Securities
            o Convertible Securities (both bond and preferred stocks), with no more than 5% of convertible allocation permitted in any one issue.

            No more than 10% of the portfolio will be permitted in short term securities with a minimum of 1% required as defined below. (No one issuer should exceed $5,000,000.)

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Mr. Thomas P. Clark
June 29, 2000
Page 9


            o     Certificates of Deposit
            o     Money Market Funds
            o     Commercial Paper (Al/P1 rated)
            o     Repurchase Agreements
            o     Time Deposits

VI.   Private Placement Underwriting Guidelines

o All investments must be of investment grade quality - a minimum rating of Baa3/BBB-NAIC 2 or its equivalent by a nationally recognized rating agency i.e., Standard & Poor; Moody's; Duff & Phelps; Fitch; Canadian Bond Rating Co.; International Bond Rating Co. etc. or indirectly via a shadow rating i.e. other outstanding public and or private debt that is structurally equivalent rated Baa3/BBB-NAIC 2 or better.

o Both affirmative and negative covenants shall be appropriate for the type of company and transaction and protect the noteholder against unwanted subordination and unreasonable credit deterioration.

o Private placements must include explicit language regarding prepayment terms. Preferably non-call or callable with a make whole provision.

o The average quality of the Private placement portfolio shall be no lower than A3/A-.

o The Private placement portfolio shall be well diversified across industries, with no more than 10% of invested assets in any one industry and 1.5% of invested assets in any one issuer.

o The Private placement portfolio shall make up no more than 10% of invested assets. All issue restrictions in guidelines shall also apply to private placement issues.

VII.  CONVERTIBLE BOND INVESTMENT GUIDELINES

o All investments will be of investment grade quality at the time of purchase. For this purpose, a security is investment grade if (1) the issuer of the security has outstanding senior indebtedness rated BBB- or better by Standard & Poors, Baa3 or better by Moody's Investor Services or a comparable rating by a recognized rating agency (an "Investment Grade Rating"), or (2) in the event that an issuer of the security has outstanding senior indebtedness that is not rated by a recognized rating agency, in the good faith judgment of Advisor, such indebtedness would, if rated, have an Investment Grade Rating, or (3) if the issuer of the security does

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Mr. Thomas P. Clark
June 29, 2000
Page 10


      not have any outstanding senior indebtedness, in the good faith judgment of Advisor, if such indebtedness existed, it would have an Investment Grade Rating. A convertible security generally carries a rating that is lower than the credit rating of the issuer's outstanding senior indebtedness. As a result, a portion of the portfolio (up to 25%) may consist of securities that carry a minimum credit of BB-/Ba3.

o All investments will be U.S.-$ denominated only. The convertible portfolio may invest up to 50% of its assets in U.S.-$ denominated obligations of non-U.S. entities.

o The convertible portfolio may invest up to 30% of its assets in convertible preferred stocks.

o     The convertible portfolio may invest in 144A placement securities.

VIII. Execution of Portfolio Transactions

      The management of HLR US is hereby vested with the authority to execute purchases and sales of investments within the objectives and restrictions referenced herein.

      Asset Allocation & Management Company, LLC (AAM) will recommend the investments to be purchased and/or sold. The actual execution of investment transactions will be performed by AAM or a responsible HLR US official appointed by the President, Treasurer, or by the Investment Department of Hannover Ruckversicherungs-AG.

      The management of HLR US is responsible for monitoring the existing security holdings, implementing proper internal control procedures, accurate recording of all investment transactions, and for overall investment performance.

IX.   Performance Measurements

      The yield on the whole invested portfolio should exceed a minimum of 6%.

      HLR US management will prepare for review by the Investment Committee yearly comparisons with investment returns accomplished by other comparable companies and/or appropriate published indexes.